ASSIGNMENT OF LIFE INSURANCE POLICY

THIS ASSIGNMENT OF LIFE INSURANCE POLICY (“Assignment”) is made as of October 18, 2006, in favor of Ronco Corporation, a Delaware corporation (the “Assignee”), by Sanders Morris Harris Inc., a Texas corporation (the “Lead Lender”), individually and on behalf of the Lenders (the “Lenders,” and collectively with the Lead Lender, the “Assignor”) parties to the Letter Loan Agreement dated June 9, 2006 (the “Loan Agreement”) among Assignor and Assignee.

Whereas, the Assignor and the Assignee are parties to that certain Assignment of Life Insurance Policy dated June 9, 2006 (the “Original Assignment”) pursuant to which the Assignee assigned the Policy (as defined below) to the Assignor;

Whereas, the Assignee and Laurus Master Fund, Ltd. (“Laurus”) intend to enter into a senior credit agreement (the “Laurus Loan”);

Whereas, a condition to the Laurus Loan is that the Assignee make a collateral assignment of the Policy to Laurus; and

Whereas, the Assignor must first assign the Policy back to Assignee, so that the Assignee may make such assignment to Laurus.

Now, Therefore, in consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor does hereby assign, transfer, and set over to Assignee all of Assignor’s right, title and interest in and to Policy No. 81 070 567, issued by John Hancock Life Insurance Company (herein called the “Insurer”) and any supplementary contracts issued in connection therewith (said policy and contracts being herein called the “Policy”), upon the life of Ronald M. Popeil, and all claims, options, privileges, rights, title, and interest therein and thereunder. Assignor by this instrument agrees, and Assignee by the acceptance of this Assignment agrees, to the conditions and provisions herein set forth.

1. It is expressly agreed that, without detracting from the generality of the foregoing, the following specific rights are included in this Assignment and pass by virtue hereof:

(a) The sole right to collect from the Insurer the net proceeds of the Policy when it becomes a claim by death or maturity;

(b) The sole right to surrender the Policy and receive the surrender value thereof at any time provided by the terms of the Policy and at such other times as the Insurer may allow;

(c) The sole right to obtain one or more loans or advances on the Policy, either from the Insurer or, at any time, from other persons, and to pledge or assign the Policy as security for such loans or advances;

(d) The sole right to collect and receive all distributions or shares of surplus, dividend deposits or additions to the Policy now or hereafter made or apportioned thereto, and to exercise any and all options contained in the Policy with respect thereto;

(e) The sole right to exercise all nonforfeiture rights permitted by the terms of the Policy or allowed by the Insurer and to receive all benefits and advantages derived therefrom;

(f) The sole right to designate and change the beneficiary of the Policy;

(g) The sole right to elect any optional mode of settlement permitted by the Policy or allowed by the Insurer;

(h) The sole right to return the Policy for cancellation or redemption;

(i) The sole right to make deposits for the purpose of paying future premiums on the Policy;

(j) The sole right to change the Policy to a plan of whole life or endowment insurance; and

(k) The sole right to transfer, assign, or otherwise dispose of the Policy.

3. The Assignor agrees that this Assignment supersedes the Original Assignment in its entirety and that the Original Assignment has no further force or effect. The Assignor further agrees that any security interest granted by the Original Assignment in the Policy is hereby terminated and the Assignor shall file any UCC termination statements necessary to effect such termination and Assignor will execute and deliver to Assignee any additional documents or instruments as Assignee shall reasonably request to evidence such termination.

4. Assignor warrants and represents to Assignee that Assignor has not executed any prior assignment or pledge of its rights under the Policy and holds full and complete power and authority to transfer, pledge and assign its rights, as owner and beneficiary under the Policy, to Assignee free and clear of any rights of any third party whatsoever.

5. The Insurer is hereby authorized to recognize Assignee’s claims to rights hereunder without investigating the reason for any action taken by Assignee. The sole signature of the Assignee shall be sufficient for the exercise of any rights under the Policy assigned hereby and the sole receipt of the Assignee for any sums received shall be a full discharge and release therefor to the Insurer.

6. Assignor agrees to execute and deliver all such other and additional instruments and documents and do all such other acts and things as may be reasonably necessary to more fully effectuate this Assignment, including executing any form of assignment document reasonably requested by the Insurer or Laurus.

7. In the event of any conflict between the provisions of this Assignment and provisions of the Notes (as defined in the Loan Agreement), the Loan Agreement, or other evidence of any liability, with respect to the Policy or rights of collateral security therein, the provisions of this Assignment shall prevail.

8. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS.

IN WITNESS WHEREOF, the undersigned executes and delivers this Assignment as of the first day written above.

ASSIGNOR:	ASSIGNEE:

Sanders Morris Harris Inc.	Ronco Corporation

By: /s/ Ben T. Morris	By: /s/ Paul Kabashima
Name:_________________________	Name: Paul Kabashima
Title:__________________________	Title: Interim President and CEO